EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements of WebMD Corporation listed below of our report dated July 28, 2004, with respect to the consolidated financial statements of VIPS, Inc. included in the Current Report on Form 8-K dated October 25, 2004.

Registration Statements on Form S-3:

Registration Number	Date Filed
333-89616	May 31, 2002
333-100857	October 30, 2002
333-104271	April 2, 2003
333-107151	July 18, 2003
333-110629	November 20, 2003

Registration Statements on Form S-8:

Name	Registration Number	Date Filed
Amended and Restated 1989 Class A Non-Qualified Stock Option Plan of Medical Manager Corporation, Amended and Restated 1989 Class B Non-Qualified Stock Option Plan of Medical Manager Corporation Stock Option Agreement, dated as of July 24, 1991, between Medical Manager Corporation and Roger C. Holstein, Stock Option Agreement, dated May 1, 1992, between Medical Manager Corporation and Carl Kanter, Form of Stock Option Agreement, made as of December 7, 1994, between Medical Manager Corporation and certain individuals, 1995 Avicenna NQ Stock Option Plan, as amended, Stock Option Agreement, made as of June 23, 1997, between Medical Manager Corporation and Roger C. Holstein, Medical Manager Corporation’s 1996 Amended and Restated Non-Employee Director’s Stock Plan
	333-39592	October 4, 2000

Envoy Stock Plan, Employment agreement between Jeffrey T. Arnold and WebMD, Inc.	333-42616	July 31, 2000

1991 Director Stock Option Plan of Medical Manager Corporation, Amended and Restated 1991 Special Non-Qualified Stock Option Plan of Medical Manager Corporation, 1996 Class C Stock Option Plan of Medical Manager Corporation, 1997 Class D Stock Option Plan of Medical Manager Corporation, Stock Option Agreement, dated as of January 7, 1998, between Medical Manager Corporation and David C. Amburgey, Stock Option Agreement, dated as of January 7, 1998, between Medical Manager Corporation and Robert W. Seifert Stock Option Agreement, dated as of October 9, 1998, between Medical Manager Corporation and Richard Cohan, 1998 Porex Technologies Corp. Stock Option Plan of Medical Manager Corporation, 1998 Class E Stock Option Plan of Medical Manager Corporation Stock Option Agreement, dated as of March 15, 1999, between Medical Manager Corporation and James R. Love, Medical Manager Corporation’s 1996 Amended and Restated Long-Term Incentive Plan Form Stock Option Agreement between Medical Manager Corporation and each of John H. Kang and Michael A. Singer, The 1999 Medical Manager Corporation Stock Option Plan for Employees of Medical Manager Systems, Inc., CareInsite, Inc. 1999 Officer Stock Option Plan, CareInsite, Inc. 1999 Employee Stock Option Plan, CareInsite, Inc. 1999 Director Stock Option Plan, IVI Publishing, Inc. Director Option Plan, Amended and Restated 1997 Stock Option Plan of OnHealth Network Company, 1998-1999 New Hire Option Plan of OnHealth Network Company, 1999-2000 New Hire Option Plan of OnHealth Network Company, 1997-1998 New Hire Option Plan of OnHealth Network Company Interactive Ventures, Inc. 1991 Stock Option Plan, Series B Preferred Stock Purchase Warrant issued July 11, 1997 to W. Michael Long, WebMD Corporation 2000 Long-Term Incentive Plan
	333-47250	October 4, 2000

1996 Stock Plan, Actamed Corp. 1993 Class B Common Stock Option Plan, Actamed Corp. 1994 Stock Option Plan, Actamed Corp. 1995 Stock Option Plan, Actamed Corp. 1996 Stock Option Plan, Actamed Corp. 1997 Stock Option Plan, 1998 Employee Stock Purchase Plan
	333-84825	August 9, 1999

WebMD Corporation 2000 Long-Term Incentive Plan, WebMd Corporation Amended and Restated 1998 Employee Stock Purchase Plan, Medical Manager 410 (k) Profit Sharing Plan	333-88418	May 16, 2002

WebMD Corporation 2001 Employee Non-Qualified Stock Option Plan, Stock Option Agreement Between WebMD Corporation and Marvin P. Rich, Stock Option Agreements Between WebMD Corporation and Certain Individuals, Stock Option Agreement Between WebMD Corporation and Wayne Gattinella
	333-88420	May 16, 2002

WebMD, Inc. 1997 Amended and Restated 1997 Stock Incentive Plan, Director Stock Option Plan of WebMD, Inc., Direct Medical Knowledge, Inc. 1997 Stock Option/Stock Issuance Plan, Sapient Health Network, Inc. 1996 Stock Incentive Plan, Greenberg News Networks, Inc. 1997 Stock Option Plan, MedE America Corporation and its Subsidiaries Stock Option and Restricted Stock Purchase Plan, MedE America Corporation and its Subsidiaries 1998 Stock Option and Restricted Stock Purchase Plan
	333-90795	November 12, 1999

WebMD Corporation 2000 Long-Term Incentive Plan, WebMD Corporation 2002 Restricted Stock Plan, WebMD Corporation 2003 Non-Qualified Stock Option Plan for Employees of Advanced Business Fulfillment, Inc.
	333-110516	November 14, 2003

-s- Ernst & Young LLP

Baltimore, Maryland
October 19, 2004